John W. McRoberts
President/CEO
Capstone Capital

August 23, 1996

Mr. John B. Poole
Senior Vice President & CFO
Integrated Living Communities, Inc.
10065 Red Run Boulevard
Owings Mills, MD 21117

Dear John:

This letter confirms the conditional approval of Capatone Capital Corporation, a Maryland Corporation ("CCT") for the proposed acquisition of several senior housing facilities on terms herein described. CCT's intention to purchase the senior housing facilities is subject to Integrated Living Communities, Inc. ("ILC") compliance with and acceptance of the terms and conditions of each lease as herein set forth and of the terms and conditions set forth in an agreement of sale and purchase for each facility, each of which are to be prepared in accordance with CCT's customary documentation and with the terms of this letter. This conditional approval shall be withdrawn if it has not been accepted by Integrated by September 15, 1996.

Purchaser/Lessor:                 Capstone Capital Corporation,  or wholly-owned
                                  subsidiary, ("CCT")

Lessee:                           Integrated Living Communities, Inc. ("ILC")

Maximum Commitment:               $40,000,000 ("Commitment")

Commitment Fee:                   0.25% of maximum  commitment within 1 business
                                  day of signing as an Expense  Deposit,  and 1%
                                  of total  project cost at takedown as a fee to
                                  CCT.  The  Expense  Deposit is to be used as a
                                  credit  against the legal,  survey,  title and
                                  other expenses of closing each facility.

Leased Facilities:                Various     senior     housing      residences
                                  ("Facilities")   which  may   provide   either
                                  congregate  care  services,   assisted  living
                                  services,  Alzheimer's care services,  skilled
                                  nursing services, or some combination thereof.

Capstone Approval:                CCT   maintains   the   absolute    right   to
                                  pre-approve   each  Facility  funded  by  this
                                  Commitment.

Initial Term:                     Not less  than  twelve  years  nor  more  than
                                  fifteen  years (all leases  funded  under this
                                  Commitment  shall have the same  initial  term
                                  expiration date).

Optional Renewal Term:            Three  separate  five year  periods  (total of
                                  fifteen  years);  however,  no  lease  may  be
                                  extended  unless all leases are extended.  The
                                  Lease  payment  for  the  first  year  of each
                                  optional  period  will  be  based  upon a fair
                                  market rental value.

Initial Lease Rate:               350  basis  points  in  excess of the yield on
                                  U.S.  Treasury  bills of the same  maturity as
                                  that of the lease (or closest maturity to that
                                  of the lease). However, the Initial Lease Rate
                                  will not be less than 10%.

Annual Lease Payment
Adjustment:                       Equal to the positive change in CPI;  however,
                                  with the  exception  of the first year of each
                                  renewal  option  period,  in no event will the
                                  change be less that 2% nor more than 5% of the
                                  previous year's lease payment.

Lease Covenants:                  Rent  Coverage   (EBITDAR  +  rent)  for  each
                                  Facility equal to or greater than 1.25x.

Gross Defaults:                   All  leases  between  CCT  and  ILC  shall  be
                                  cross-defaulted.


Lease Guaranty:                   All leases  between  CCT and ILC  (subsidiary)
                                  shall   be   guaranteed   by   ILC   (parent).
                                  Guarantor,  or  Lessee  in  the  case  of  ILC
                                  (parent),  shall  maintain a minimum net worth
                                  of at least  $55,000,000  and  shall  maintain
                                  rent and interest  coverage  EBITDAR % (rent +
                                  interest) of 1.5x or greater.

First Right of Refusal:           Granted to ILC.

Triple Net:                       Lessee  is  responsible  for all  maintenance,
                                  upkeep, insurance, taxes, etc. with respect to
                                  the Facilities.

Capital Replacement Reserve:      Lessee will fund a Capital Replacement Reserve
                                  Account equal to $_________  (to be negotiated
                                  for each  transaction,  depending upon the age
                                  of the Facility, its current condition and its
                                  intended use).

Annual Inspection Fee:            Lessee to  reimburse  CCT for up to $2,000 per
                                  year  for  each  year  of  the  lease  for  an
                                  independent  third  party  inspection  of each
                                  Facility.

Closing Cost:                     Lessee  shall pay for all cost of  documenting
                                  the Commitment as well as all costs associated
                                  with   each   transaction   pursuant   to  the
                                  Commitment,  including,  but not  limited  to,
                                  initial   inspection   report,   environmental
                                  surveys, title, land survey, property transfer
                                  fees   and   attorney   fees   (Lessor's   and
                                  Lessee's). Upon acceptance of this term sheet,
                                  ILC  will  deposit  $20,000  with  CCT  to  be
                                  credited  against  closing  costs  incurred by
                                  CCT, $5,000 of which shall be non-refundable.

Conditions Precedent:             ILC  shall  have  successfully  completed  the
                                  issuance  of  2,000,000  shares of its  common
                                  stock and shall  have  received  net  proceeds
                                  therefrom of not less than $25,000,000.


Sincerely,

/s/ John W. McRoberts

John W. McRoberts
President and CEO




Approved and Accepted this
_____ day of July, 1996

Integrated Living Communities, Inc., a ___________________________  Corporation


By /s/ John Poole
_____________________________

Its _SVP - CFO
___________________________